UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2009

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, George P. Doyle tendered his resignation as Senior Vice President—Chief Accounting Officer of HCP, Inc. (the “Company”), effective June 30, 2009.  Mr. Doyle has agreed to serve in a consulting capacity until January 31, 2010 to assist in the transition.  The Company has entered into a resignation and consulting agreement with Mr. Doyle pursuant to which, among other things, the Company will pay Mr. Doyle on June 30, 2009 a lump sum of $175,000 and $35,000 per month during the consultancy period.  In addition, Mr. Doyle will continue to vest in shares of restricted stock and restricted stock units that are scheduled to vest on or before February 3, 2010, but will not vest in any stock options after June 30, 2009.  The Company will also reimburse Mr. Doyle for any COBRA premiums paid by Mr. Doyle for up to 18 months.  The resignation and consulting agreement also contains a mutual release, as well as confidentiality and non-competition and non-solicitation covenants on the part of Mr. Doyle for the benefit of the Company.

On June 2, 2009, Scott A. Anderson was appointed to the position of Senior Vice President—Chief Accounting Officer of the Company, effective July 1, 2009.  Since 2001, Mr. Anderson, 48, has been with Apartment Investment Management Company (“Aimco”), an S&P 500 real estate investment trust headquartered in Denver, Colorado.  From 2006 until the present, he has held the position of Senior Vice President, Financial Risk Management.  Mr. Anderson previously served as Vice President, Technical Accounting Standards of Aimco from 2004 to 2006 and as Vice President, Controller of Aimco from 2001 to 2004.  In connection with his role at the Company, Mr. Anderson will receive an annual salary of $275,000 and a cash bonus for 2009 of $200,000.  After 2009, bonuses will be discretionary in accordance with the compensation arrangements of the Company as in effect from time to time.  In addition, in connection with his appointment, Mr. Anderson will be awarded shares of restricted stock with a grant value of $250,000, which vest in one-fifth increments beginning with the first anniversary of grant.  The Company will also reimburse Mr. Anderson for certain relocation expenses.

A copy of the press release announcing the resignation of Mr. Doyle and appointment of Mr. Anderson is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits.

(d)         Exhibits

99.1       Press Release, dated June 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: June 3, 2009	By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Attached as exhibits to this Current Report on Form 8-K are the documents listed below:

Exhibit No.	Description

99.1	Press Release, dated June 3, 2009.